EPIC FINANCIAL CORPORATION

7080 No. Whitney Avenue

Suite 101

Fresno, CA 93720

Telephone – 888-576-0320

PRESS RELEASE

Contact Person:  Rodney R. Ray,  President

Symbol:  OTCBB:   EPFL

EPIC FINANCIAL ACQUIRES FINANCIAL EDUCATION SOFTWARE PUBLISHER

Fresno, CA. August 18, 2004 – Rodney R. Ray, President of Epic Financial Corporation  (OTCBB: EPFL) announced today that pursuant to its plans to launch its Software Publishing Division, Epic has completed the acquisition of the assets of One4Luck, Inc.

One4Luck, Inc. is a Fresno, California – based provider of financial education tools for consumers.  One4Luck markets its unique combination of Web-focused, CD Rom software and print materials to the general public seeking the skills to engage in on-line securities trading.

One4Luck markets its products through “infomercials” – one-half hour paid commercials on television stations.  Viewers of the commercials are encouraged to subscribe, via a toll-free telephone number, to the “Teach Me To Trade” Online Investing System, a copyrighted package of print and CD Rom-based educational tools.  The educational package assists the purchaser in learning how to pick stocks, how and when to place buy and sell orders and to manage their securities portfolios via the Internet using on-line brokers. One4Luck is not a brokerage firm, but it allows its customers to educate themselves about the stock market, how to understand stock analyses and how to take advantage of licensed on-line brokerage houses to complete their acquisition and disposition of securities.

Mr. Ray stated, “With the acquisition of the operations of One4Luck, Inc., Epic is expanding the focus of our business operations into another realm of the financial services industry.  We expect that this acquisition will provide a significant increase in our revenues and greatly enhance our profit opportunities.  I am especially eager to merge our One4Luck operations with the support which a publicly traded company like Epic can offer.”

Mr. Ray also announced that, effective upon the closing of the transaction on August 2, 2004, William R. Parker resigned as an officer and director of Epic and that he, Rodney R. Ray, was elected President, Acting Chief Financial Officer and Acting Secretary of Epic Financial Corporation.

Mr. Ray, the President of One4Luck, brings nearly 15 years of experience in a wide variety of companies engaged in the financial services sector to Epic.  Included in his experience was 2 years as CEO of Direct Response Financial Services, Inc., a publicly-traded credit card processing company.

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A number of statements referenced in this Release, and any other interviews that have been made, are forward-looking statements, which are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumption of future events or performance are not statements of historical fact and may be “forward-looking statements.”  Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.  Forward looking statements in this actions may be identified through the use of words such as “expects,” “will,” “anticipates,” “estimates,” “believes,” or statements indicating certain actions “may, “could,” or “might,” occur.  Such statements reflect the current views of Epic Financial Corporation with respect to future events and are subject to certain assumptions, including those described in this release.  These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products, services, and technologies, competitive market conditions, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission.  The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties.  The Company does not undertake any responsibility to update the “forward-looking” statements contained in this news release.